Exhibit 3.44

FILED JAN 13 1998 OKLAHOMA SECRETARY OF STATE

ARTICLES OF ORGANIZATION

OF

NOARK ENERGY SERVICES, L.L.C.

OKLAHOMA LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE

101 State Capitol Building

Oklahoma City, Oklahoma 73105

The undersigned, for the purpose of forming a limited liability company under the Oklahoma Limited Liability Company Act (the “Act”), does hereby execute the following Articles of Organization.

FIRST: The name of the limited liability company is “NOARK Energy Services, L.L.C.” (the “Company”).

SECOND: The latest date on which the Company is to dissolve is September 30, 2047.

THIRD: The street address of the principal place of business of the Company in the State of Oklahoma is 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 73105.

FOURTH: The name and address of the resident agent of the Company in the State of Oklahoma is Enogex Arkansas Pipeline Corporation, 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 73105.

IN WITNESS WHEREOF, these Articles of Organization have been executed on the 12th day of January, 1998, by the undersigned.

NOARK PIPELINE SYSTEM, LIMITED PARTNERSHIP

By:	/s/ E. Keith Mitchell
E. Keith Mitchell, Organizer

TLB-2425.